Exhibit 99.1

Closetmaid CORPORATION

A Business Unit of Emerson Electric Co.

Combined Financial Statements

for the Years Ended September 30, 2015, 2016 and 2017

INDEX TO FINANCIAL STATEMENTS

Audited Combined Financial Statements of ClosetMaid Corporation

Independent Auditors’ Report	3

Combined Statements of Earnings for the years ended September 30, 2015, 2016, and 2017	4

Combined Statements of Comprehensive Income for the years ended September 30, 2015, 2016, and 2017	5

Combined Balance Sheets as of September 30, 2016 and 2017	6

Combined Statements of Equity for the years ended September 30, 2015, 2016, and 2017	7

Combined Statements of Cash Flows for the years ended September 30, 2015, 2016, and 2017	8

Notes to Combined Financial Statements	9
2

Independent Auditors’ Report

The Board of Directors
ClosetMaid Corporation:

We have audited the accompanying combined financial statements of ClosetMaid Corporation and affiliates, which comprise the combined balance sheets as of September 30, 2016 and 2017, and the related combined statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended September 30, 2017, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ClosetMaid Corporation and affiliates as of September 30, 2016 and 2017, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2017 in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Tampa, Florida

December 14, 2017

Certified Public Accountants

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Combined Statements of Earnings

CLOSETMAID CORPORATION

Years ended September 30

(Dollars in millions)

	2015	2016	2017
Net sales	$334.0	318.6	298.5
Costs and expenses
Cost of sales	233.3	220.1	215.0
Selling, general and administrative expenses	72.3	69.6	68.5
Other deductions, net	3.3	0.8	1.0
Interest income, net	1.9	2.5	3.8
Earnings before income taxes	27.0	30.6	17.8
Income taxes	11.3	12.0	6.6
Net earnings	$15.7	18.6	11.2

See accompanying Notes to Combined Financial Statements

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Combined Statements of Comprehensive Income

CLOSETMAID CORPORATION

Years ended September 30

(Dollars in millions)

	2015	2016	2017
Net earnings	$15.7	18.6	11.2
Other comprehensive income (loss), net of tax:
Foreign currency translation	(5.7)	0.4	1.7
Cash flow hedges, net of income taxes of: 2015, $0.0; 2016, $0.1; 2017, $0.0	—	(0.2)	—
Total other comprehensive income (loss)	(5.7)	0.2	1.7
Comprehensive income	$10.0	18.8	12.9

See accompanying Notes to Combined Financial Statements

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Combined Balance Sheets

CLOSETMAID CORPORATION

September 30

(Dollars in millions)

	2016	2017
ASSETS
Current assets
Cash and equivalents	$7.8	8.8
Receivables, net of allowance for doubtful accounts of $0.3 and $0.3, respectively	37.2	31.5
Inventories	27.8	34.9
Deferred income taxes	3.1	3.2
Other current assets	7.5	9.5
Total current assets	83.4	87.9

Property, plant and equipment, net	36.1	32.7

Other assets
Goodwill	140.3	141.9
Other intangible assets	1.2	1.3
Deferred income taxes	0.1	0.2
Other	0.2	0.2
Total other assets	141.8	143.6
Total assets	$261.3	264.2

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$43.4	44.7
Accrued expenses	16.4	13.5
Current portion of long-term debt	1.6	1.7
Income taxes payable	0.7	0.3
Total current liabilities	62.1	60.2

Deferred income taxes	8.7	8.3
Long-term debt	5.1	3.4
Other long-term liabilities	2.8	2.7

Equity
Net parent investment	167.6	172.9
Accumulated other comprehensive income	15.0	16.7
Total equity	182.6	189.6
Total liabilities and equity	$261.3	264.2

See accompanying Notes to Combined Financial Statements

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Combined Statements of Equity

CLOSETMAID CORPORATION

Years ended September 30

(Dollars in millions)

	2015	2016	2017
Net parent investment
Beginning balance	$338.8	346.8	356.8
Net earnings	15.7	18.6	11.2
Dividends paid to Emerson	(7.7)	(13.0)	(10.2)
Capital contribution of Emerson	—	4.4	—
	346.8	356.8	357.8
Cumulative intercompany receivable due from Emerson, beginning	(171.5)	(183.0)	(189.2)
Net transfer to Emerson	(11.5)	(6.2)	4.3
Cumulative intercompany receivable due from Emerson, ending	(183.0)	(189.2)	(184.9)
Ending balance	163.8	167.6	172.9

Accumulated other comprehensive income
Beginning balance	20.5	14.8	15.0
Foreign currency translation	(5.7)	0.4	1.7
Cash flow hedges	—	(0.2)	—
Ending balance	14.8	15.0	16.7
Total equity	$178.6	182.6	189.6

See accompanying Notes to Combined Financial Statements

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Combined Statements of Cash Flows

CLOSETMAID CORPORATION

Years ended September 30

(Dollars in millions)

	2015	2016	2017
Operating activities
Net earnings	$15.7	18.6	11.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8.5	7.2	6.5
Changes in operating working capital	1.2	(2.2)	(5.4)
Losses on foreign currency exchange activity	0.5	0.5	—
Deferred income taxes	(3.2)	3.1	(0.4)
Other, net	1.4	0.4	(0.2)
Net cash provided by operating activities	24.1	27.6	11.7

Investing activities
Capital expenditures	(3.8)	(6.6)	(2.6)
Other, net	(0.6)	(0.1)	(0.5)
Net cash used by investing activities	(4.4)	(6.7)	(3.1)

Financing activities
Net payments to Emerson	(19.2)	(14.8)	(5.9)
Net increase (decrease) in short-term borrowings	0.5	(3.4)	—
Payments of long-term debt	(1.4)	(1.4)	(1.7)
Net cash used by financing activities	(20.1)	(19.6)	(7.6)

Effect of exchange rate changes on cash and equivalents	(1.8)	(0.9)	0.0
Increase (Decrease) in cash and equivalents	(2.2)	0.4	1.0
Beginning cash and equivalents	9.6	7.4	7.8
Ending cash and equivalents	$7.4	7.8	8.8

Changes in operating working capital
Receivables	$(7.5)	5.0	5.8
Inventories	(5.1)	1.9	(7.0)
Other current assets	1.6	(1.4)	(2.1)
Accounts payable	8.1	(4.3)	1.3
Accrued expenses	3.0	(2.6)	(3.0)
Income taxes payable	1.1	(0.8)	(0.4)
Total changes in operating working capital	$1.2	(2.2)	(5.4)

See accompanying Notes to Combined Financial Statements

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Notes to Combined Financial Statements

CLOSETMAID CORPORATION

Years ended September 30

(Dollars in millions, except where noted)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

ClosetMaid Corporation (the Company) operates as a business unit of Emerson Electric Co.’s (Emerson) Commercial & Residential Solutions segment and is the worldwide leader in home storage and organization solutions. Product offerings include shelving systems, closet organizers, home office and kitchen storage, and drawer systems and containers, available primarily in wire and wood.

Basis of Presentation

The Company has historically operated as part of Emerson and not as a stand-alone entity. These financial statements present the carve-out historical financial position, results of operations, and cash flows of the Company as if it had operated on a stand-alone basis subject to Emerson’s control, and include all accounts of the Company and its subsidiaries and affiliates on a combined basis. Intercompany transactions, profits and balances among ClosetMaid entities have been eliminated. These financial statements were derived from Emerson’s historical financial statements and accounting records and have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). Sale and purchase transactions between the Company and other Emerson affiliates are included in the financial statements. See Note 10.

Based on its management operating structure, the Company has one segment. Operations are managed and financial performance is evaluated on a Company-wide basis.

As a business unit of Emerson, ClosetMaid has been charged for costs directly related to the Company, and has been allocated a portion of Emerson’s general corporate costs. All these costs are reflected in the financial statements. The Company participates in various Emerson programs which include information technology services, employee benefits, medical insurance, and other programs. Costs associated with these programs are charged to the Company based on Emerson’s actual cost and the Company’s relative level of usage. The Company also utilizes Emerson’s global shared service centers and is charged for direct costs and its share of facilities overhead.

Emerson provides certain oversight and support services, including assistance with management strategy, logistics, marketing, finance, treasury, tax, human resources, legal and other activities. A charge for these services, including key executive stock-based compensation, has historically been allocated to the Company based principally on revenue. While management believes the methodologies and assumptions used to allocate these costs are reasonable, the financial statements do not purport to represent the financial position, or the results of operations, changes in equity, and cash flows of the Company in the future, or what they would have been had the Company operated as a stand-alone entity during the periods presented.

Emerson centrally manages substantially all its financial resources. ClosetMaid finances its operating and capital requirements through cash provided by operations and intercompany funding with Emerson. Emerson does not allocate corporate debt or the related interest costs to its business units. Therefore, these carve-out financial statements do not reflect an allocation of corporate interest expense.

Equity shown on the balance sheet constitutes Emerson’s “Net parent investment” in the Company, which includes - a cumulative intercompany receivable due from Emerson. Interest income earned on this receivable due from Emerson is included in earnings. Changes in the cumulative balance are included in “Net transfer to Emerson” in the financing activities section of the combined statements of cash flows.

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Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the reported amounts of assets, liabilities, revenue and expenses for the periods presented. Actual results could differ from those estimates.

Foreign Currency

The financial statements are presented in U.S. dollars, which is the Company’s reporting currency. The functional currency for the Company’s Mexico operations is U.S. dollars while other non-U.S. operations use the local currency. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive income. Transactions denominated in currencies other than the functional currencies are subject to changes in exchange rates with resulting gains/losses recorded in net earnings.

Cash and Equivalents

Cash equivalents consist of highly-liquid investments with original maturities of three months or less.

Inventories

Inventories are stated at the lower of cost or market and are valued based on standard costs that approximate average costs. Cost standards are revised at the beginning of each fiscal year. The annual effect of resetting standards plus operating variances incurred during each period are allocated between inventories and cost of sales. Following are the components of inventories as of September 30:

	2016	2017
Raw materials	$5.7	7.8
Work in process	1.1	1.5
Finished products	21.0	25.6
Total inventories	$27.8	34.9

Property, Plant and Equipment

The Company records investments in land, buildings, and machinery and equipment at cost. Depreciation is computed principally using the straight-line method over estimated service lives, which for principal assets are 30 to 40 years for buildings and 10 to 12 years for machinery and equipment. Long-lived tangible assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses, if any, are recognized based on estimated fair values if the sum of expected future undiscounted cash flows of the related assets is less than the carrying values. The components of property, plant and equipment as of September 30 follow:

	2016	2017
Land	$3.2	3.2
Buildings	47.2	48.2
Machinery and equipment	106.6	102.8
Construction in progress	2.7	0.9
Property, plant and equipment, at cost	159.7	155.1
Less: Accumulated depreciation	(123.6)	(122.4)
Property, plant and equipment, net	$36.1	32.7

Goodwill and Other Intangibles

Assets and liabilities acquired in business combinations are accounted for using the acquisition method and recorded at their respective fair values. Goodwill represents the excess of consideration paid over total fair value of the net assets acquired. The Company conducts its annual impairment test of goodwill in the fourth quarter and between annual tests if events or circumstances indicate its fair value may be less than its carrying value. If the carrying value exceeds its estimated fair value, goodwill impairment is recognized to the extent that recorded goodwill exceeds the implied fair value of goodwill. The estimated fair value of the reporting unit is a Level 3 measure, developed primarily under an income approach that discounts estimated future cash flows using risk adjusted interest rates. No goodwill impairment was recorded for any of the periods presented.

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All the Company’s identifiable intangible assets are subject to amortization on a straight-line basis over their estimated useful lives. Identifiable intangibles consist of intellectual property such as patented and unpatented technology and trademarks, customer relationships and capitalized software. Identifiable intangible assets are also subject to evaluation for potential impairment if events or circumstances indicate the carrying value may not be recoverable. No identifiable intangible asset impairment was recorded for any of the periods presented.

Net Parent Investment

The net parent investment balance included in the combined balance sheets represents Emerson’s historical investment in the Company, the Company’s accumulated net earnings after income taxes, and the net effect of transactions with Emerson.

Revenue Recognition

The Company recognizes revenue from the sale of manufactured products. The Company records revenue when products are shipped or delivered, title and risk of loss pass to the customer, and collection is reasonably assured. Management believes all the relevant criteria and conditions have been met when recognizing revenue. The Company has various advertising and volume rebate programs with its major customers, where benefits accrue monthly and are settled at various intervals through the year. Although some are cash settled, amounts due customers are typically settled via issuance of debit and credit memos between the parties. Rebates are based on a negotiated scale and are available only after customers have purchased minimum specified quantities, and totaled $9.0, $8.4 and $6.5 in 2015, 2016 and 2017, respectively. For advertising, the Company reimburses a portion of its customers’ advertising spending up to a pre-set percentage of sales volume. The cost of advertising reimbursements was $16.3, $16.7 and $13.4 in 2015, 2016 and 2017, respectively. Costs related to these and other programs are deducted from gross sales in arriving at reported net sales.

The Company records amounts billed to customers for the costs of shipping and handling in sales transactions as revenue. Shipping and handling costs incurred by the Company were $25.3, $20.7 and $22.0 for 2015, 2016 and 2017, respectively, and were reported in selling, general and administrative expenses.

The Home Depot accounted for 42.6 percent, 42.1 percent and 37.7 percent of the Company’s sales in 2015, 2016 and 2017, respectively. Target Stores accounted for an additional 16.8 percent, 16.0 percent and 16.1 percent of sales in those years.

Warranty

The Company warrants its products to be free of defects and replaces any defective products free of charge. Costs for defective products were $4.6, $4.8 and $4.9, respectively, or approximately 1.4 percent, 1.5 percent and 1.6 percent of net sales in 2015, 2016 and 2017.

Fair Value Measurement

Accounting Standards Codification (ASC) 820, Fair Value Measurement, establishes a formal hierarchy and framework for measuring certain financial statement items at fair value, and requires disclosures about fair value measurements and the reliability of valuation inputs. Under ASC 820, measurement assumes the transaction to sell an asset or transfer a liability occurs in the principal or at least the most advantageous market for that asset or liability. Within the hierarchy, Level 1 instruments use observable market prices for the identical item in active markets and have the most reliable valuations. Level 2 instruments are valued through broker/dealer quotation or through market-observable inputs for similar items in active markets, including forward and spot prices, interest rates and volatilities. Level 3 instruments are valued using inputs not observable in an active market, such as company-developed future cash flows, and are considered the least reliable. Valuations for all the Company’s financial instruments fall within Level 2. Carrying value approximates fair value for cash and equivalents, accounts receivable and accounts payable.

Derivative Instruments and Hedging Activities

In the normal course of business, the Company is exposed to changes in foreign currency exchange rates relating to transactions denominated in currencies that differ from the functional currencies of its subsidiaries, principally Canadian dollars and Mexican pesos. Foreign exchange forwards are utilized, as needed, to hedge foreign currency exposures impacting sales or cost of sales transactions, firm commitments or the fair value of assets and liabilities. All derivatives are associated with specific underlying exposures and the Company does not hold derivatives for trading or speculative purposes. The initial duration of hedge positions is less than two years.

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All derivatives are accounted for under ASC 815, Derivatives and Hedging, and recognized at fair value. For derivatives hedging variability in future cash flows, the effective portion of any gain or loss is deferred in equity and recognized when the underlying transaction impacts earnings. To the extent that any hedge is not fully effective at offsetting changes in the underlying hedged item, there could be a net earnings impact. Gains and losses from the ineffective portion of any hedge are recognized in the combined statements of earnings immediately.

Income Taxes

The Company’s operations have historically been included in Emerson’s combined U.S. and non-U.S. income tax returns in most locations. Income tax expense included in the financial statements has been calculated following the separate return method, which applies ASC 740, Income Taxes, as if the Company was a stand-alone enterprise and a separate taxpayer for the periods presented. The calculation of income taxes on a separate return basis requires considerable judgment and the use of both estimates and allocations that affect the calculation of certain tax liabilities and the determination of the recoverability of certain deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenue and expenses. As a result, the Company’s deferred income tax rate and deferred tax balances may differ from those in Emerson’s historical results.

The provision for income taxes is determined using the asset and liability approach of ASC 740. Deferred taxes represent the future tax consequences expected when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between financial statement and tax bases of the Company’s assets and liabilities. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Any tax carryforwards reflected in the financial statements have also been determined using the separate return method. Tax carryforwards include net operating losses.

The complexity of tax regulations requires assessments of uncertainties in estimating taxes the Company will ultimately pay. The Company recognizes liabilities for anticipated tax audit uncertainties in the U.S. and other tax jurisdictions based on its estimate of whether, and the extent to which additional taxes would be due on a separate return basis. Tax liabilities are presented net of any related tax loss carryforwards.

The Company also provides for income taxes, net of any potentially available foreign tax credits, on earnings intended to be repatriated from foreign subsidiaries. Undistributed earnings of foreign subsidiaries were zero as of September 30, 2017. Recognition of income taxes on undistributed foreign earnings, if any, would be triggered by a decision to repatriate earnings.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) amended ASC 606, Revenue from Contracts with Customers, to update and consolidate revenue recognition guidance from multiple sources into a single, comprehensive standard to be applied for all contracts with customers. The fundamental principle of the revised standard is to recognize revenue based on the transfer of goods and services to customers at an amount that the Company expects to be entitled to in exchange for those goods and services. Also required are additional disclosures regarding the nature, extent, timing and uncertainty of revenues and associated cash flows. Required adoption of the new standard is effective for the Company in the first quarter of fiscal 2019. The new rules may be adopted on either a prospective or retrospective basis. The Company is in the process of evaluating the impact of the revised standard on the financial statements and determining its method of adoption.

In November 2015, the FASB issued updates to ASC 740, Income Taxes, requiring noncurrent presentation of all deferred tax assets and liabilities on the balance sheet. These updates are effective for the Company in the first quarter of fiscal 2018, with early adoption permitted, and may be adopted on either a prospective or retrospective basis. The Company is in the process of evaluating the impact of the revised standard on its financial statements.

In February 2016, the FASB amended ASC 842, Leases, to require recognition on the balance sheet of assets and liabilities related to the rights and obligations associated with all lease arrangements. Currently, obligations classified as operating leases are not recorded on the balance sheet, but must be disclosed. The amendment also adds disclosures intended to provide more information regarding the amount, timing and uncertainty of cash flows arising from lease arrangements. Adoption of the new standard is effective for the Company in the first quarter of fiscal 2020. The Company is in the process of evaluating the impact of the revised standard on the financial statements.

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Immaterial Correction of an Error

The Company has adjusted the below line items in the previously issued 2015 and 2016 combined statements of cash flows to properly reflect foreign currency exchange amounts that were grossed up in accounts payable (included in cash flows from operating activities) and in the effect of exchange rate changes on cash. There was no effect from the correction of the error on the combined balance sheets or statements of earnings, comprehensive income or equity. A summary of these adjustments in the 2015 and 2016 combined statements of cash flows are presented below.

	2015	2015	2016	2016
	As previously reported	As adjusted	As previously reported	As adjusted

Operating cash flows	$26.4	$24.1	$31.7	$27.6
Effect of exchange rate on changes in cash	(4.1)	(1.8)	(5.0)	(0.9)

(2) OTHER DEDUCTIONS, NET

Other deductions, net are summarized as follows:

	2015	2016	2017
Restructuring expense (see Note 3)	$2.9	0.6	0.9
Other, net	0.4	0.2	0.1
Total	$3.3	0.8	1.0

Other, net is composed of several items that are individually immaterial, including amortization of intangibles, foreign currency transaction gains or losses, gains on disposals of property, plant and equipment and other items.

(3) RESTRUCTURING

Restructuring activity reflects costs associated with the Company’s efforts to continually improve operational efficiency and deploy assets to remain competitive. Shutdown costs can include severance, benefits, stay bonuses, lease and contract terminations and asset write-downs. Vacant facility costs include security, maintenance, utilities and other costs.

Restructuring expenses were $2.9, $0.6 and $0.9, respectively, for 2015, 2016 and 2017. The change in the liability for the restructuring of operations during the year ended September 30 follows:

	2015	Expense	Paid/ Utilized	2016	Expense	Paid/ Utilized	2017
Severance and benefits	$0.8		(0.8)	—	0.9	(0.9)	—
Vacant facility and other shutdown costs	0.3	0.6	(0.9)	—	—	—	—
Total	$1.1	0.6	(1.7)	—	0.9	(0.9)	—

The Company incurred $2.1 in shutdown costs in 2015 related to the Chino, CA manufacturing facility, primarily for asset write-downs and plant relocation costs, plus severance and benefits. In addition, the Company incurred $0.8 in costs for the manufacturing and sales force reductions in China, principally for severance.  Workforce count was reduced by 46 in 2015, all related to the Chino shutdown. In 2016, restructuring activity reflected primarily vacant facilities costs, as well as limited amounts of severance, bonus and plant relocation costs related to closure of the Chino facility which was begun in 2015. U.S. workforce count was reduced by 17 in 2016 due to the Chino action, while workforce count in China was reduced by a total of 72 due to the scaling back of production (55) and the elimination of a sales office (17). In 2017, workforce count was reduced by 78, primarily salaried workforce worldwide and at the Grantsville, MD facility.

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(4) GOODWILL AND OTHER INTANGIBLES

The change in the carrying value of goodwill for the years ended September 30, 2016 and 2017 is attributable to foreign currency translation. The Company has recognized no impairments of goodwill.

The gross carrying amounts and accumulated amortization of identifiable intangible assets by major class follow:

	Customer Relationships		Intellectual Property		Capitalized Software		Total
	2016	2017	2016	2017	2016	2017	2016	2017
Gross carrying amount	$10.7	10.7	3.2	3.3	5.6	6.2	19.5	20.2
Less: Accumulated amortization	10.7	10.7	2.7	2.8	4.9	5.4	18.3	18.9
Net carrying amount	$—	—	0.5	0.5	0.7	0.8	1.2	1.3

Total intangible asset amortization expense for 2015, 2016 and 2017 was $0.9, $0.7 and $0.5, respectively. Based on intangible asset balances as of September 30, 2017, expected amortization expense is $0.3. $0.2 and $0.1 in 2018, 2019 and 2020, respectively, and less than $0.1 in the years thereafter.

(5) FINANCIAL INSTRUMENTS

Hedging Activities

As of September 30, 2017, all foreign currency hedge positions were settled. In 2015, 2016 and 2017 all derivatives receiving deferral accounting are cash flow hedges. Amounts included in earnings and other comprehensive income (OCI) follow:

		Gain (Loss) to Earnings			Gain (Loss) to OCI
	Location	2015	2016	2017	2015	2016	2017
Foreign currency	Cost of sales	0.2	(0.1)	(0.2)	0.2	(0.4)	—

Fair Value Measurement

The fair value of foreign currency contracts was reported in other current assets and accrued expenses. Carrying values of derivative contract positions were assets and liabilities of $0.4 and $0.7, respectively, as of September 30, 2016.

(6) LONG-TERM DEBT

Long-term debt, including the current portion, stems from three capital leases with concurrent terms related to the Ocala, FL manufacturing, warehouse and headquarters operations. All leases expire in June 2020 and bear interest at 8.02 percent. As of September 30, 2016 and 2017 the gross carrying amount of assets under lease was $21.4, of which $21.2 was buildings and $0.2 was land; Remaining unamortized balances for building were $3.9 and $2.7, respectively, as of September 30, 2016 and 2017. The remaining unamortized balances for land were less than $0.1 as of September 30, 2016 and 2017. ClosetMaid has options to purchase the assets upon expiration for a total of $23.0 and it can also extend the lease terms. The Company has made no decision in this regard. Depreciation expense on leased assets was $1.0 in 2015, 2016 and in 2017. Interest expense was $0.7 in 2015, $0.6 in 2016, and $0.5 in 2017. Future cash lease payments, including interest, are $2.1 in 2018 and 2019 and $1.6 in 2020. There are no subleases, escalation clauses, contingencies, guarantees, restrictive covenants or capital requirements associated with the leases.

(7) RETIREMENT PLANS

Most of the Company’s employees participate in defined contribution plans, including 401(k), profit sharing, and other savings plans that provide retirement benefits. Expenses related to these plans equal cash contributions. Certain non-U.S. employees participate in statutorily required termination benefit plans, which have no associated assets or funding requirements. The liability related to these plans was $0.4 and $0.5 as of September 30, 2016 and 2017, respectively, and represents an apportionment from the total liability attributable to all Emerson affiliated

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employees. There are no plans specifically attributable to ClosetMaid. Additionally, certain Company employees participate in broad Emerson-sponsored defined benefit plans. Liabilities under these plans are obligations of Emerson and, accordingly, are not reflected in these financial statements. The Company accounts for the cost of these plans as a participant in a multiemployer pension plan in accordance with ASC 715, Compensation – Retirement Benefits. Costs charged to the Company by Emerson for participation in these plans are based on specific actuarially-determined service and interest costs for Company employees, and a proportionate allocation of actuarial loss amortization based on Emerson’s benefit obligations. The primary objective for the investment of broad Emerson pension plan assets is to secure participant retirement benefits while earning a reasonable rate of return, with assets invested consistent with the principles of prudence and diversification for a long-term investment horizon.

Retirement plans expense includes the following components:

	U.S. Plans			Non-U.S. Plans
	2015	2016	2017	2015	2016	2017
Defined benefit plans	$1.4	1.4	1.4	—	—	—
Defined contribution plans	0.9	1.0	0.8	1.1	0.9	0.9
Total retirement plans expense	$2.3	2.4	2.2	1.1	0.9	0.9

(8) INCOME TAXES

The Company’s operations have historically been included in Emerson’s combined U.S. and non-U.S. income tax returns in most locations. Income tax expense and deferred income tax balances are presented in the financial statements as if the Company filed its own income tax returns in each jurisdiction. See Note 1.

Earnings before income taxes consist of the following:

	2015	2016	2017
United States	$24.5	26.0	13.4
Non-U.S.	2.5	4.6	4.4
Total earnings before income taxes	$27.0	30.6	17.8

The principal components of income tax expense follow:

	2015	2016	2017
Current
Federal	$11.7	5.6	4.6
State and local	1.2	1.0	0.9
Non-U.S.	1.6	2.3	1.5

Deferred
Federal	(2.8)	2.7	(0.3)
State and local	(0.1)	0.3	—
Non-U.S.	(0.3)	0.1	(0.1)
Income tax expense	$11.3	12.0	6.6

Reconciliation of the U.S. statutory income tax rate to the Company’s effective income tax rate follows:

	2015	2016	2017
U.S. federal rate	35.0%	35.0%	35.0%
State and local taxes, net of federal benefit	2.6	2.7	3.2
Impact of foreign income	3.7	1.0	1.7
U.S. manufacturing deduction	(1.1)	(0.9)	(1.1)
Unrecognized tax benefits	—	1.8	—
Other	1.7	(0.4)	(1.7)
Effective income tax rate	41.9%	39.2%	37.1%

Following are changes in 2017 unrecognized tax benefits before considering recoverability of cross-jurisdictional tax credits (federal, state and non-U.S.) and temporary differences. The amount of unrecognized tax benefits is not

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expected to change significantly within the next 12 months. There were no 2015 unrecognized tax benefits or activity.

	2016	2017
Beginning balance	—	1.8
Additions for current year tax positions	1.8	—
Ending balance	1.8	1.8

If none of the unrecognized tax benefits shown is ultimately paid, the tax provision and the calculation of the effective tax rate would be favorably impacted $0.6. The Company accrues interest and penalties related to income taxes in income tax expense. Insignificant interest was recognized in 2016 and 2017. No penalties were recognized in either year. Accrued interest and penalties at September 30, 2016 and 2017 were inconsequential.

The U.S. is the major jurisdiction for which the Company files income tax returns. U.S federal tax returns are closed through 2013. The status of state and non-U.S. tax examinations varies by the numerous legal entities and jurisdictions in which the Company operates.

The principal items that gave rise to deferred income tax assets and liabilities follow:

	2016	2017
Deferred tax assets
Net operating losses	$0.3	0.3
Accrued liabilities	0.3	0.3
Leveraged lease	1.0	0.8
Employee compensation and benefits	2.1	1.9
Other	1.2	1.5
Total	$4.9	4.8
Valuation allowances	$(0.4)	(0.3)
Deferred tax liabilities
Intangibles	(6.7)	(6.6)
Property, plant & equipment	(3.1)	(2.7)
Other	(0.2)	(0.1)
Total	$(10.0)	(9.4)
Net deferred income tax liability	$(5.5)	(4.9)

Current deferred tax assets were $3.1 and $3.2 as of September 30, 2016 and 2017, respectively, while noncurrent deferred tax liabilities, net were $8.6 and $8.1 as of September 30, 2016 and 2017, respectively. The $0.3 net operating losses as of September 30, 2017 expire over the next five years. Total income taxes paid were $11.4 in 2015, $10.8 in 2016 and $8.9 in 2017.

(9) STOCK-BASED COMPENSATION

Certain employees of the Company participate in Emerson stock-based compensation plans, which include stock options, performance shares and restricted stock. Compensation expense is recognized based on Emerson’s cost of the awards determined under ASC 718, Compensation – Stock Compensation. Stock-based compensation recognized by Emerson related to Company employees was $0.3, $1.2 and $0.7 for 2015, 2016 and 2017, respectively. These costs are not specifically reflected as compensation expense in ClosetMaid’s financial statements. Instead, the allocation to the Company of Emerson corporate support costs is considered sufficient to ensure the Company’s results include expenses approximately equivalent to actual compensation expense. See Notes 1 and 10.

Stock Options

The Emerson stock option plan permits officers and certain other Emerson employees to purchase Emerson common stock at specified prices, which are equal to the closing market price on the date of grant. Options generally vest one-third in each of the three years subsequent to grant and expire 10 years from the date of grant. Compensation expense is recognized by Emerson ratably over the vesting period based on the number of options expected to vest.

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Performance Shares and Restricted Stock

Performance shares and restricted stock plans distribute the value of Emerson common stock subject to certain operating performance conditions, and service and other restrictions. Distribution is primarily in shares of Emerson common stock and cash. Compensation expense is recognized by Emerson at fair value over the service periods, based on the number of awards ultimately expected to be earned.

(10) RELATED-PARTY TRANSACTIONS

As a business unit of Emerson, the Company has been charged for costs directly attributable to ClosetMaid and allocated a portion of Emerson’s general corporate costs. All these costs are reflected in the Company’s financial statements. Management believes the methodologies and assumptions used to allocate costs to the Company are reasonable.

Emerson maintains a centralized information technology function that supports its business units. Services provided include application hosting, network support, network security, messaging and technology related services. Charges to the Company for these services are based on Emerson’s cost and the Company’s actual usage. Emerson administers a medical insurance program for its U.S. employees in which the Company participates and for which it records the cost of claims incurred each period. The Company participates in other Emerson programs including, but not limited to, workers’ compensation and general and product liability insurance. Other Emerson programs are charged to the Company based on costs incurred and usage. The Company utilizes Emerson global shared service centers that host Company-dedicated resources providing customer facing support, engineering and back office financial services. Costs for these resources are charged directly to the Company, with the clear majority relating to employee compensation and benefits and the remaining portion relating to facility overhead.

Costs incurred for Emerson-managed functions for the years ended September 30:

	2015	2016	2017
Corporate management	$3.8	$3.7	$3.7
Information technology	$1.2	$1.2	$1.1
Insurance / other benefits	$5.5	$7.5	$4.7
Shared services	$2.0	$1.9	$1.8

The Company had sales to Emerson affiliates of $0.8, $0.8, and $0.9 in 2015, 2016 and 2017, and had no product purchases from Emerson affiliates in those years.

Related-party amounts reported in the balance sheet as of September 30:

	2016	2017
Accounts receivable	$0.1	$0.1
Accounts payable	$0.2	$0.2
Cash in cash pool	$6.2	$0.6
Accrued expenses	$3.4	$3.1
Cumulative intercompany receivable due from Emerson	$189.2	$184.9

The Company recognized interest income of $2.7, $3.2 and $4.3 in 2015, 2016 and 2017 related to the cumulative intercompany receivable due from Emerson.

(11) CONTINGENT LIABILITIES AND COMMITMENTS

The Company is a party to a number of pending legal proceedings and claims, including those involving general and product liability and other matters. The Company accrues for such liabilities when it is probable that future costs (including legal fees and expenses) will be incurred and such costs can be reasonably estimated. Accruals are based on developments to date; management’s estimates of the outcomes of these matters; the Company’s experience in contesting, litigating and settling similar matters; and any related insurance coverage. While the Company believes a material adverse impact is unlikely, it is not possible to predict the ultimate outcome of these matters. Given the inherent uncertainty of litigation, a remote possibility does exist that a future development could have a material adverse impact on the Company. As of September 30, 2017, there were no known contingent liabilities (including guarantees, taxes and other claims) that management believes will be material in relation to the Company’s financial statements, nor were there any material commitments outside the normal course of business.

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(12) ACCUMULATED OTHER COMPREHENSIVE INCOME

	2015	2016	2017
Foreign currency translation, beginning	$20.5	14.8	15.0
Other comprehensive income (loss)	(5.7)	0.4	1.7
Foreign currency translation, ending	14.8	15.2	16.7
Cash flow hedges, beginning	—	—	—
Gains (losses) deferred during the period, net of income taxes of: 2015, $0.0; 2016, $0.1, 2017, $0.0	0.2	(0.3)	(0.2)
Reclassification of (gains) losses to sales and cost of sales, net of income taxes of: 2015, $0.0; 2016, $0.0, 2017, $0.0	(0.2)	0.1	0.2
Cash flow hedges, ending	—	(0.2)	—
Accumulated other comprehensive income	$14.8	15.0	16.7

(13) GEOGRAPHIC INFORMATION

	Net Sales by Destination			Property, Plant and Equipment, net
	2015	2016	2017	2016	2017
United States	$302.6	292.1	274.8	$30.2	26.3
Canada	18.1	17.0	17.1	—	—
Other	13.3	9.5	6.6	5.9	6.4
Total	$334.0	318.6	298.5	$36.1	32.7

Other property, plant and equipment primarily relates to manufacturing operations in Mexico.

(14) OTHER FINANCIAL DATA

Items reported in earnings during the years ended September 30 include the following:

	2015	2016	2017
Depreciation expense	$7.6	6.5	6.0
Rent expense	$5.8	5.0	5.3
Advertising expense	$5.0	4.3	4.2
Research and development expense	$1.4	1.4	1.5

Items reported in accrued expenses include the following as of September 30:

	2016	2017
Salaries and other employee compensation	$3.1	2.6
Advertising	$2.7	1.8
Workers’ compensation	$3.6	2.9
Freight	$2.7	3.0
Rebates and quantity discounts	$1.3	1.0

The Company leases certain office and manufacturing facilities, transportation and office equipment, and other items under operating lease agreements. Minimum annual rentals under noncancelable long-term leases, exclusive of maintenance, taxes, insurance and other operating costs, approximate $3.9 in 2018, $3.5 in 2019, $3.2 in 2020, $2.0 in 2021, $0.6 in 2022 and zero thereafter.

(15) SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 14, 2017, which is the date the financial statements were available to be issued. On October 2, 2017, Griffon Corporation acquired the Company for approximately $200.

* * *

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